Exhibit 99.1

Contact:

CORPORATE COMMUNICATIONS	INVESTOR RELATIONS
Marvin (Mickey) Goldwasser	David M. Henderson
Open Solutions Inc.	Open Solutions Inc.
860.652.3153	860.652.3155
mgoldwasser@opensolutions.com	ir@opensolutions.com
Open Solutions Hits Record Quarterly Revenue for the Second Quarter of 2006 and Increases Guidance for Year
— Signed contract value tops $56 million, an increase of 55% over the Prior Year —
Glastonbury, Conn., August 1, 2006 – Open Solutions Inc. (Nasdaq: OPEN), a provider of integrated enabling technologies for financial institutions across the United States, Canada and international markets, today reported financial results for the three months and six months ended June 30, 2006.
Revenues for the second quarter of 2006 increased 127 percent to $107.1 million, from $47.1 million for the second quarter of 2005. Revenues for the six months ended June 30, 2006, increased 105 percent to $173.8 million, from $84.8 million for the same period of the prior year. GAAP net income per diluted share for the second quarter of 2006 increased 6 percent to $0.19 per diluted share, from $0.18 per diluted share in the second quarter of 2005. GAAP net income per diluted share for the six months ended June 30, 2006, increased 25 percent to $0.40 per diluted share, from $0.32 per diluted share for the same period of the prior year.
Earnings before interest, taxes, depreciation, amortization, stock compensation expense and nonrecurring gain as a result of an acquisition (adjusted EBITDA) for the second quarter of 2006 increased 204 percent to $28.3 million, from $9.3 million for the second quarter of 2005. Adjusted EBITDA for the six months ended June 30, 2006, increased 149 percent to $42.0 million, from $16.9 million for the same period of the prior year. Net income per diluted share adjusted for stock compensation expense and nonrecurring gain as a result of an acquisition (non-GAAP net income) for the second quarter of 2006 increased 33 percent to $0.24 per diluted share, from $0.18 per diluted share in the second quarter of 2005. Non-GAAP net income per diluted share for the six months ended June 30, 2006, increased 21 percent to $0.40 per diluted share, from $0.33 per diluted share for the same period of the prior year. A reconciliation of EBITDA, adjusted EBITDA and non-GAAP net income follows later in this release.

Our management uses non-GAAP measures to evaluate the performance of our core business, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results in the same manner as management. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.
Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.
Open Solutions’ Chairman and CEO Louis Hernandez, Jr. said, “We saw continued strong demand for Open Solutions’ full suite of financial industry-focused products and services in the second quarter, as demonstrated by total revenue increasing by 127 percent and total signed contract value increasing by 55 percent over the same period in 2005. We also demonstrated increased operating leverage in the quarter, with a 10 percent decrease in operating expenses as a percentage of revenue from last year. For the remainder of 2006, we will seek to continue to balance our growth with investments in the future while maintaining improved operating leverage.”
Second Quarter 2006 Highlights
•	New signed contracts valued at $56.6 million in the second quarter of 2006 compared to $36.4 million in the second quarter of the prior year, representing an increase of 55 percent over the prior year. We define contract value as total revenues to be received over the life of the contract for all elements of the contract, including license, hardware, installation, maintenance and other services, and do not include contract renewals in this figure. License revenues were $9.2 million in the second quarter of 2006, a 9 percent increase over the second quarter of 2005, excluding the $2.9 million of BISYS® license revenues recognized that quarter. While we no longer recognize license revenue from BISYS subsequent to the acquisition of BISYS Information Services, we recognize increased data center revenues.

•	Recurring revenue for the second quarter of 2006 was 77 percent of total revenue compared to 63 percent for the second quarter of 2005. We define recurring revenue as revenue from maintenance and data center hosting contracts and quarterly minimum payments from our resellers.

•	Continued the company’s successful integration efforts for the completed BISYS Information Services Group acquisition. As previously stated, this transaction provides Open Solutions greater scale to our core business, expands our check imaging business, and extends our processing presence to insurance, healthcare and corporate banking.

•	Hosted the company’s Annual Client Conference & Solutions Expo at Caesars Palace, Las Vegas between April 8 and 12. With more than 1,500 attendees representing clients from Open Solutions’ full product line, this event marked the company’s largest client conference to date, eclipsing last year’s event by nearly 50 percent.

•	Expanded the company’s product mix to include processing for Health Savings Accounts (HSAs), Corporate Money Management Accounts (CMMAs), and Customer Asset Accounts (CAAs).

•	Expanded the company’s growing international presence with the announced signing of City of Bridgetown Co-operative Credit Union in Bridgetown, Barbados.
Activity Subsequent to June 30, 2006
•	Announced that Eastman Credit Union, a U.S. based credit union with $1.6 billion in assets, and G&F Financial Group, a Canadian based credit union with CDN $875 million in assets, has selected Open Solutions to handle its enterprise-wide data processing needs.

•	Released version 2006.1 of our enterprise-wide processing platform which upgraded core features, incorporated .NET architecture, introduced our shared application framework and improved end-user navigation further improving scalability, security, connectivity and workflow.

•	Added Ross Curtis as Executive Vice President, Group Sales to lead domestic sales and account management organizations for the banking, credit union, complementary and imaging product groups.
2006 Business Outlook
The following is forward looking and actual results may differ materially. Our guidance includes the effect of all acquisitions completed to date. Further, this guidance does not give effect to any additional potential mergers or acquisitions that we may consummate in 2006.

Third Quarter 2006

Current Guidance
Revenues	$104-$106 million
Adjusted EBITDA (1)	$29-$30 million
Non-GAAP EPS (diluted) (2)	$0.26-$0.28 per share
GAAP EPS (diluted)	$0.20-$0.22 per share
Full year 2006

	Current Guidance	Prior Guidance
Revenues	$385-$390 million	$370-$380 million
Adjusted EBITDA (1)	$100-$105 million	$95-$100 million
Non-GAAP EPS (diluted) (2)	$1.04-$1.07 per share	$1.02-$1.07 per share
GAAP EPS (diluted)	$0.91-$0.94 per share	$0.89-$0.93 per share
(1) Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, stock compensation expense and nonrecurring gain as a result of an acquisition.
(2) Non-GAAP EPS (diluted) excludes tax effected stock compensation expense and nonrecurring gain as a result of an acquisition contained in GAAP EPS results.
Reconciliation of EBITDA and Net Income
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Reconciliation of EBITDA:
Income from operations	$15,178	$6,456	$25,505	$11,367
Nonrecurring gain as a result of an acquisition	—	—	(4,252)	—
Depreciation	2,673	1,754	5,923	3,313
Amortization	8,295	1,020	10,846	2,029

EBITDA, excluding nonrecurring gain as a result of an acquisition	$26,146	$9,230	$38,022	$16,709
Stock compensation expense	2,195	100	3,938	200

Adjusted EBITDA	$28,341	$9,330	$41,960	$16,909

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Reconciliation to non-GAAP net income and diluted earnings per share calculation:
GAAP net income	$4,097	$3,835	$8,791	$6,800
Tax effected nonrecurring gain as a result of an acquisition (1)	—	—	(2,594)	—
Stock compensation expense and effects of normalized effective tax rate (1)	1,394	61	2,701	122

Non-GAAP net income (1)	$5,491	$3,896	$8,898	$6,922

GAAP diluted net income per common share	$0.19	$0.18	$0.40	$0.32
Non-GAAP diluted net income per common share (2)	$0.24	$0.18	$0.40	$0.33
Diluted shares used to compute GAAP net income and non-GAAP net income per common share	25,652	25,399	25,572	24,638
(1) The effective tax rate used for the nonrecurring gain as a result of an acquisition and the non-GAAP calculation is 39%, which is derived by calculating the effective annual tax rate without the effects of the stock compensation expense. For the three months ended June 30, 2006, the tax effected impact of the stock compensation expense was $1,676,000; however, in that period we also realized a nonrecurring tax benefit related to recent changes in Canadian tax laws that resulted in a benefit of $282,000, which aggregates to a net reconciling item of $1,394,000.
(2) Diluted earnings per share for the three and six months ended June 30, 2006 and the three and six months ended June 30, 2005, includes the impact of the convertible notes, which is calculated by adding back to net income the tax effected interest cost associated with the convertible notes and by adding the if-converted shares to the shares used to compute net income per share. The tax effected interest cost associated with the convertible notes was $716,397 for the three months ended June 30, 2006, $1,421,148 for the six months ended June 30, 2006, $702,602 for the three months ended June 30, 2005, and $1,166,948 for the six months ended June 30, 2005. For the three months ended June 30, 2006, and 2005 and for the six months ended June 30, 2006, 4,964,204 if-converted shares were added to the shares used to compute net income per share. For the six months ended June 30, 2005, 4,086,555 if-converted shares were added to the shares used to compute net income per share.
About Open Solutions Inc.
Open Solutions Inc. offers a fully featured strategic product platform that integrates core data processing applications built on a single centralized Oracle relational database, with Internet banking, cash management, CRM/business intelligence, financial accounting tools, imaging, digital documents, Check 21, interactive voice response, network services, Web hosting and design, and payment and loan origination solutions. Open Solutions’ full suite of products and services allows banks, thrifts, credit unions and financial services providers in the United States and Canada to better compete in today’s aggressive financial services marketplace, and expand and tap their trusted financial relationships, client affinity, community presence and personalized service. For more information about Open Solutions, or its financial product line, contact Mickey Goldwasser by email at mgoldwasser@opensolutions.com, by phone at 860.652.3153 or via fax at 860.652.3156. For Investor Relations issues please contact David Henderson by email at

ir@opensolutions.com or by phone at 860.652.3155. Visit Open Solutions’ Internet site at www.opensolutions.com.
Open Solutions Inc.® is a registered trademark of Open Solutions Inc. All other company and product names may be trademarks of their respective owners. Copyright © 2006 Open Solutions Inc. All rights reserved.
Safe Harbor Statement
Statements made in this press release that state Open Solutions Inc.’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Open Solutions Inc. undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Open Solutions Inc.’s actual results to differ materially from those projected in such forward-looking statements. For example, if we fail to adapt our products and services to changes in technology or in the marketplace, we could lose existing clients and be unable to attract new business. Factors which could cause our actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, governmental and technological factors affecting the banking and credit union industry and/or Open Solutions Inc.’s operations, markets, products, services, prices and other factors set forth under Part II, Item 1A, “Risk Factors” in Open Solutions’ Quarterly Report on Form 10-Q for the three months ended March 31, 2006, as filed with the Securities and Exchange Commission.

OPEN SOLUTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenues:
Software license	$9,189	$11,349	$20,774	$19,254
Service, maintenance and hardware	97,945	35,738	153,068	65,559

Total revenues	107,134	47,087	173,842	84,813

Cost of revenues:
Software license	1,763	1,638	3,860	2,828
Service, maintenance and hardware	55,174	18,741	86,890	33,943

Total cost of revenues	56,937	20,379	90,750	36,771

Gross profit	50,197	26,708	83,092	48,042

Operating expenses:
Sales and marketing	9,743	6,003	16,610	10,808
Product development	6,883	5,080	12,412	9,105
General and administrative	18,393	9,169	32,817	16,762
Gain on settlement of contract (Note 1)	—	—	(4,252)	—

Total operating expenses	35,019	20,252	57,587	36,675

Income from operations	15,178	6,456	25,505	11,367
Interest and other income (expense), net	(8,371)	(40)	(10,600)	(27)

Income before income taxes	6,807	6,416	14,905	11,340
Income tax provision	2,710	2,581	6,114	4,540

Net income	$4,097	$3,835	$8,791	$6,800

Net income per common share
—Basic	$0.21	$0.20	$0.45	$0.35
—Diluted (Note 2)	$0.19	$0.18	$0.40	$0.32
Shares used to compute net income per common share
—Basic	19,797	19,373	19,668	19,412
—Diluted	25,652	25,399	25,572	24,638
Note 1 – As a result of the BISYS Information Services acquisition, we recognized an imputed gain on the termination of our previously existing reseller agreement with BISYS of $4,252,000, before income taxes, pursuant to Emerging Issues Task Force (EITF) 04-1, “Accounting for Pre-existing Relationships between the Parties to a Business Combination.”
Note 2- Diluted earnings per share for the three and six months ended June 30, 2006 and the three and six months ended June 30, 2005 includes the impact of the convertible notes, which is calculated by adding back to net income the tax effected interest cost associated with the convertible notes and by adding the if-converted shares to the shares used to compute net income per share. The tax effected interest cost associated with the convertible notes was $716,397 for the three months ended June 30, 2006, $1,421,148 for the six months ended June 30, 2006, $702,602 for the three months ended June 30, 2005 and $1,166,948 for the six months ended June 30, 2005. For the three months ended June 30, 2006 and 2005 and for the six months ended June 30, 2006, 4,964,204 if-converted shares were added to the shares used to compute net income per share. For the six months ended June 30, 2005, 4,086,555 if-converted shares were added to the shares used to compute net income per share.

OPEN SOLUTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 30,	December 31,
	2006	2005

Assets
Current assets:
Cash and cash equivalents	$45,953	$174,426
Investment in marketable securities	8,038	—
Accounts receivable, net	76,981	36,582
Prepaid expenses and other current assets	18,338	14,353
Deferred tax assets, current portion	11,601	13,000

Total current assets	160,911	238,361
Fixed assets, net	38,316	20,779
Capitalized software, net	60,630	7,355
Intangible assets, net	163,881	39,439
Goodwill	416,098	94,081
Deferred tax asset, less current portion	1,194	4,283
Other assets	19,253	6,914

Total assets	$860,283	$411,212

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,682	$7,313
Accrued expenses	30,150	24,624
Deferred revenue, current portion	72,279	34,588
Capital lease obligations, current portion	4,668	102

Total current liabilities	112,779	66,627

Convertible notes payable	144,061	144,061
Deferred revenue, less current portion	36,892	3,251
Long-term debt	342,000	—
Capital lease obligations, less current portion	3,596	122
Other long-term liabilities	3,216	1,447

Total liabilities	642,544	215,508

Total stockholders’ equity	217,739	195,704

Total liabilities and stockholders’ equity	$860,283	$411,212

OPEN SOLUTIONS INC.
CONDENSED CONSOLIDATED CASH FLOWS
(in thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2006	2005

Cash Flow from Operating Activities:
Net income	$8,791	$6,800
Depreciation	5,923	3,313
Amortization	10,846	2,029
Gain on termination of contract	(4,252)	—
Non-cash interest and compensation expense	4,778	494
Deferred tax provision	5,547	3,707
Allowance for doubtful accounts	680	277
Change in operating assets & liabilities	301	(7,770)

Net cash provided by operating activities	32,614	8,850

Cash Flow from Investing Activities:
Purchases of fixed assets and capitalized software costs	(10,076)	(3,936)
Purchase of marketable securities	(8,038)	(92,758)
Sales of marketable securities	—	54,168
Business acquisitions, net of cash received	(476,309)	(41,936)

Net cash used in investing activities	(494,423)	(84,462)

Cash Flow from Financing Activities:
Proceeds from the exercise of stock options	4,466	807
Proceeds from issuance of common stock from employee stock purchase plan	115	634
Proceeds from long-term debt	350,000	—
Repayment of long-term debt	(8,000)	—
Proceeds from convertible notes payable	—	144,061
Payment of debt issuance costs	(11,806)	(4,915)
Repayment of long-term debt from customers	—	(2,917)
Repurchase of common stock	—	(8,461)
Repayment of capital lease obligations	(1,864)	(479)

Net cash provided by financing activities	332,911	128,730

Effect of exchange rate on cash and cash equivalents	425	(48)

Net (decrease) increase in cash & cash equivalents	(128,473)	53,070
Cash and cash equivalents, beginning of period	174,426	49,447

Cash and cash equivalents, end of period	$45,953	$102,517